UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  April 19, 2008

The Hartcourt Companies Inc.
(Exact name of Company as specified in its charter)

Utah	001-12671	87-0400541
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

Room 706, Silver Tower, No. 933, Zhongshanxi Road, Shanghai, China 200051
(Address of principal executive offices)

((86) 21 51113716
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets

On April 19, 2008, the stockholders of The Hartcourt Companies Inc. (the “Company”) approved the sale of the Company’s 51% equity interest in Shanghai Huaqing Corporation Development Co., Ltd. (“Shanghai Huaqing”) which equity interest had been held by Shanghai Jiumeng Information Technology Co., Ltd. (“Shanghai Jiumeng”), a wholly owned subsidiary of the Company,  to Mr. Li Zhengzheng.  With the approval by the Company’s stockholders, the Company has now completed its disposal of its interest in Shanghai Huaqing.

The Company has received RMB4,000,000 (US$516,670) from Mr. Zhengzheng in exchange for its 51% equity interest in Shanghai Huaqing.  In addition to the payment described above, Mr. Dai Pemin, a shareholder in Shanghai Huaqing, also returned 997,500 shares of the Company’s common stock to the Company.

Prior to the Company’s disposal of its equity interest in Shanghai Huaqing, Mr. Zhengzheng and Shanghai Jiumeng, a wholly owned subsidiary of the Company, were both shareholders in Shanghai Huaqing.  Prior to the disposal, Mr. Zhengzheng and Shanghai Jiumeng held 7.35% and 51% of the outstanding equity of Shanghai Huaqing, respectively.  Other than their status as stockholders in Shanghai Huaqing, no other material relationship existed between the Company and Mr. Zhengzheng.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 19, 2008, the stockholders of the Company elected Mr. Stephen Tang to the Company’s Board of Directors.

Mr. Tang is the Chairman of Mega Pacific Capital Inc., a financial service company based in Hong Kong, a position he has held since January 2006. Mr. Tang also serves as the Chief Operating Officer of Viasa Gem Fund Ltd. Pty, a private equity located in Hong Kong, a position he has held since August 2007. He served as a director of Fintel (USA) Ltd., a financial data services company, from 1984 through October 2004.  Mr. Tang has over 30 years of experience in senior management of financial service companies.

Mr. Tang was a director of the Harcourt Companies Inc. from July, 2001 to August, 2004.  He also served previously as a member of the board of directors of two other public companies: Elephant Talk Communications Inc. from January 2002 to November 2002 and Sancon Resources Recovery Inc. from April 2003 to November 2005.

Mr. Tang received his BBM in Business Management from Hong Kong Baptist University and his MBA from the Asian Institute of Management.  Mr. Tang is a resident of Hong Kong.

SIGNATURES
Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China, on April 28, 2008.

The Hartcourt Companies Inc.

By:	/s/ Victor Zhou

Victor Zhou
Chief Executive Officer (Principal Operating Officer)